UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2006
SIOUXLAND ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	333-123473 (Commission File Number)	22-3902184 (I.R.S. Employer Identification No.)
110 East Elk St.
Jackson, Nebraska 68743
(Address of principal executive offices)
(402) 632-2676
(Issuer’s telephone number)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On March 14, 2006, we entered into natural gas throughput service agreement with Northern Natural Gas Company of Omaha, Nebraska (“Northern”), an unrelated party. Pursuant to the agreement, Northern will provide us natural gas transportation through a dedicated pipeline. We have agreed to pay Northern approximately $1,044,000 for the capital expenditures required for Northern to provide natural gas transportation to our plant. In addition, the agreement provides that we must pay a reservation fee of approximately $138,000, which Northern will retain until we are deemed creditworthy.
Also on March 14, 2006, we signed an amendment to the natural gas throughput service agreement with Northern. The effective date of the amendment is February 1, 2007 and will run for a period of 10 years. Pursuant to the amendment, Northern will transport natural gas to our plant, subject to the successful installation of the necessary facilities. We will pay Northern a monthly fee for the natural gas transportation, and a commodity rate equal to the maximum rate provided for in Northern’s Federal Energy Regulatory Commission (“FERC”) gas tariff.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIOUXLAND ETHANOL, LLC
March 17, 2006	/s/ Tom Lynch
Date	Tom Lynch, President